EXHIBIT 4

                          INDEPENDENT AUDITOR'S REPORT
                                       OF
                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                               FOR THE YEARS ENDED
                           DECEMBER 31, 2001 AND 2000

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)

                        CONSOLIDATED FINANCIAL STATEMENTS

                                December 31, 2001



                                 C O N T E N T S


Independent Auditors' Report.............................................. 34

Consolidated Balance Sheet................................................ 35

Consolidated Statements of Operations..................................... 36

Consolidated Statements of Stockholders' Equity (Deficit)................. 37

Consolidated Statements of Cash Flows..................................... 40

Notes to the Consolidated Financial Statements.............................42

                          INDEPENDENT AUDITORS' REPORT


To the Board of Directors
Health & Leisure, Inc. and Subsidiaries
(A Development Stage Company)
Columbus, Ohio


We have audited the accompanying consolidated balance sheet of Health & Leisure, Inc. and Subsidiaries (a development stage company) as of December 31, 2001, and the related consolidated statements of operations, stockholders' equity (deficit) and cash flows for the years ended December 31, 2001 and 2000 and from inception on March 13, 1985 through December 31, 2001. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Health & Leisure, Inc. and Subsidiaries (a development stage company) as of December 31, 2001 and the consolidated results of their operations and their cash flows for the years ended December 31, 2001 and 2000, and from inception on March 13, 1985 through December 31, 2001 in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the consolidated financial statements, the Company has had limited operations and limited capital which together raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 4. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



HJ & Associates, LLC
Salt Lake City, Utah
February 1, 2002

                                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                          (A Development Stage Company)
                                            Consolidated Balance Sheet


                                                      ASSETS

                                                                                                    December 31,
                                                                                                           2001
                                                                                               -----------------
CURRENT ASSETS
   Cash and cash equivalents (Note 1)                                                          $           1,126
                                                                                               -----------------

     Total Current Assets                                                                                  1,126
                                                                                               -----------------

     TOTAL ASSETS                                                                              $           1,126
                                                                                               =================


                                      LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES

   Accounts payable                                                                            $          99,506
   Accrued wages (Note 3)                                                                                414,000
   Note payable - related party (Note 2)                                                                 369,277
   Accrued interest payable - related party (Note 2)                                                     136,571
                                                                                               -----------------

     Total Current Liabilities                                                                         1,019,354
                                                                                               -----------------

STOCKHOLDERS' EQUITY (DEFICIT)

   Preferred stock; 10,000,000 shares authorized of $0.01
    par value, no shares outstanding                                                                         -
   Common stock; 20,000,000 shares authorized of $0.01
    par value, 17,325,427 shares issued and outstanding                                                  173,254
   Additional paid-in capital                                                                          1,213,236
   Deficit accumulated during the development stage                                                   (2,404,718)
                                                                                               -----------------

     Total Stockholders' Equity (Deficit)                                                             (1,018,228)
                                                                                               -----------------

     TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)                                      $           1,126
                                                                                               =================

            The accompanying notes are an integral part of these consolidated financial statements.

                                                     -35-

                                          HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                                (A Development Stage Company)
                                           Consolidated Statements of Operations

                                                                                                                        From
                                                                                                                    Inception on
                                                                                                                       March 13,
                                                                                  For the Years Ended               1985 Through
                                                                                      December 31,                   December 31,
                                                                               2001                2000                 2001
                                                                        -----------------   -----------------  ------------------
REVENUES

   Product sales                                                        $             -     $             -    $          297,667
   Consulting revenue                                                                 -                25,000             575,061
                                                                        -----------------   -----------------  ------------------

     Total Revenue                                                                    -                25,000             872,728
                                                                        -----------------   -----------------  ------------------

OPERATING EXPENSES

   Cost of goods sold                                                                 -                   -               402,961
   Officer salaries                                                                24,000              24,000             620,750
   General and administrative                                                      21,730              19,522             971,676
   Legal and accounting                                                            39,719              68,042             671,488
   Travel                                                                          42,578              75,389             607,481
   Bad debts                                                                          -                   -                38,500
   Depreciation and amortization                                                      -                   -                48,216
                                                                        -----------------   -----------------  ------------------

     Total Expenses                                                               128,027             186,953           3,361,072
                                                                        -----------------   -----------------  ------------------

LOSS FROM OPERATIONS                                                             (128,027)           (161,953)         (2,488,344)
                                                                        -----------------   -----------------  ------------------

OTHER INCOME (EXPENSE)

   Interest income                                                                    -                   -                18,111
   Interest expense                                                               (19,528)            (18,070)           (220,136)
   Gain on sale of marketable securities                                              -                   -                19,590
   Other income (Note 6)                                                                              100,000              98,773
                                                                        -----------------   -----------------  ------------------

     Total Other Income (Expense)                                                 (19,528)             81,930             (83,662)
                                                                        -----------------   -----------------  ------------------

LOSS BEFORE EXTRAORDINARY ITEM                                                   (147,555)            (80,023)         (2,572,006)
                                                                        -----------------   -----------------  ------------------

EXTRAORDINARY ITEM - GAIN ON EXTINGUISHMENT
 OF DEBT                                                                              -                   -               167,288
                                                                        -----------------   -----------------  ------------------

NET LOSS                                                                $        (147,555)  $         (80,023) $       (2,404,718)
                                                                        =================   =================  ==================

BASIC LOSS PER SHARE                                                    $           (0.01)  $           (0.00)
                                                                        =================   =================

WEIGHTED AVERAGE SHARES OUTSTANDING                                            17,325,427          17,325,427
                                                                        =================   =================

            The accompanying notes are an integral part of these consolidated financial statements.

                                                      -36-

                            HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                  (A Development Stage Company)
                    Consolidated Statements of Stockholders' Equity (Deficit)

                                                                                                   Deficit
                                                                                                   Accumulated
                                                      Common Stock              Additional          During the
                                      ------------------------------------        Paid-In          Development
                                            Shares             Amount             Capital             Stage
                                      ----------------  ------------------  ------------------  ------------------
Balance at inception on
 March 13, 1985                                    -    $              -    $              -    $              -

Proceeds from initial issuance
 of common stock on March 13,
 1985 at $0.02 per share                       300,000               3,000               3,000                 -

Retroactive effect of
 recapitalization                            7,700,000              77,000              (3,000)            (27,049)

Net loss for the period ended
 December 31, 1985                                 -                  -                    -               (96,722)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1985                   8,000,000              80,000                 -              (123,771)
Common shares issued for
 cash at $0.10 per share                     1,000,000              10,000              90,000                 -

Proceeds from exercise of
 Series A Warrants at
 $0.99 per share                               625,427               6,254             614,661                 -

Stock offering costs                               -                   -               (25,610)                -

Net loss for the year ended
 December 31, 1986                                 -                   -                   -              (230,969)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1986                   9,625,427              96,254             679,051            (354,740)

Proceeds from exercise of
 options at $0.01 per share                    140,000               1,400                (550)                -

Proceeds from exercise of
 Series A Warrants at
 $1.00 per share                                10,000                 100               9,900                 -

Common shares issued
 pursuant to finders fee
 agreement at $0.01 per share                  200,000               2,000                 -                   -

Cost incurred in obtaining
 working capital                                   -                   -               (25,580)                -

Net loss for the year ended
 December 31, 1987                                 -                   -                   -              (374,614)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1987                   9,975,427  $           99,754  $          662,821  $         (729,354)
                                      ----------------  ------------------  ------------------  ------------------

            The accompanying notes are an integral part of these consolidated financial statements.

                                                     -37-

                                HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                      (A Development Stage Company)
                    Consolidated Statements of Stockholders' Equity (Deficit) (Continued)

                                                                                                    Deficit
                                                                                                   Accumulated
                                                Common Stock                    Additional          During the
                                      ------------------------------------        Paid-In          Development
                                            Shares             Amount             Capital             Stage
                                      ----------------  ------------------  ------------------  ------------------
Balance, December 31, 1987                   9,975,427  $           99,754  $          662,821  $         (729,354)

Dividend - 498,771 shares
 of Entrepreneur, Inc.                             -                   -                   -               (14,689)

Net loss for the year ended
 December 31, 1988                                 -                   -                   -              (242,711)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1988                   9,975,427              99,754             662,821            (986,754)

Common stock issued in lieu
 of debt at $0.06 per share                  2,000,000              20,000             100,000                -

Common stock issued for cash
 at $0.07 per share                          1,500,000              15,000              95,000                 -

Contribution of capital                            -                   -               106,415                 -

 December 31, 1989                                 -                   -                                  (156,153)
                                      ----------------  --------------------------------------  ------------------

Balance, December 31, 1989                  13,475,427             134,754             964,236          (1,142,907)

Common stock issued for cash
 at $0.07 per share                          3,850,000              38,500             241,500                  -

Net loss for the year ended
 December 31, 1990                                 -                   -                   -              (490,642)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1990                  17,325,427             173,254           1,205,736          (1,633,549)

Net loss for the year ended
 December 31, 1991                                 -                   -                   -               (22,323)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1991                  17,325,427             173,254           1,205,736          (1,655,872)

Net loss for the year ended
 December 31, 1992                                 -                   -                   -               (78,322)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1992                  17,325,427             173,254           1,205,736          (1,734,194)

Contributed capital                                -                   -                 7,500                 -

Net loss for the year ended
 December 31, 1993                                 -                   -                   -               (85,881)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1993                  17,325,427  $          173,254  $        1,213,236  $       (1,820,075)
                                      ----------------  ------------------  ------------------  ------------------

            The accompanying notes are an integral part of these consolidated financial statements.

                                                     -38-

                             HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                   (A Development Stage Company)
                Consolidated Statements of Stockholders' Equity (Deficit) (Continued)
                                                                                                   Deficit
                                                                                                   Accumulated
                                                      Common Stock              Additional          During the
                                      ------------------------------------        Paid-In          Development
                                            Shares             Amount             Capital             Stage
                                      ----------------  ------------------  ------------------  ------------------
Balance, December 31, 1993                  17,325,427  $          173,254  $        1,213,236  $       (1,820,075)

Net loss for the year ended
 December 31, 1994                                 -                   -                   -               (61,810)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1994                  17,325,427             173,254           1,213,236          (1,881,885)

Net loss for the year ended
 December 31, 1995                                 -                   -                  -               (58,056)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1995                  17,325,427             173,254           1,213,236          (1,939,941)

Net loss for the year ended
 December 31, 1996                                 -                   -                   -               (63,365)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1996                  17,325,427             173,254           1,213,236          (2,003,306)

Net loss for the year ended
 December 31, 1997                                 -                   -                   -               (36,499)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1997                  17,325,427             173,254           1,213,236          (2,039,805)

Net loss for the year ended
 December 31, 1998                                 -                   -                   -               (35,559)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1998                  17,325,427             173,254           1,213,236          (2,075,364)

Net loss for the year ended
 December 31, 1999                                 -                   -                   -              (101,776)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 1999                  17,325,427             173,254           1,213,236          (2,177,140)

Net loss for the year ended
 December 31, 2000                                 -                   -                   -               (80,023)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 2000                  17,325,427             173,254           1,213,236          (2,257,163)

Net loss for the year ended
 December 31, 2001                                 -                   -                   -             (147,555)
                                      ----------------  ------------------  ------------------  ------------------

Balance, December 31, 2001                  17,325,427  $          173,254  $        1,213,236  $       (2,404,718)
                                      ================  ==================  ==================  ==================

            The accompanying notes are an integral part of these consolidated financial statements.

                                                      -39-

                                             HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                                  (A Development Stage Company)
                                              Consolidated Statements of Cash Flows
                                                                                                                      From
                                                                                                                  Inception on
                                                                                                                   March 13,
                                                                                 For the Years Ended              1985 Through
                                                                                    December 31,                   December 31,
                                                                               2001                2000                2001
                                                                        -----------------   -----------------  ------------------
CASH FLOWS FROM OPERATING ACTIVITIES

   Net loss                                                             $        (147,555)  $         (80,023) $       (2,404,718)
   Adjustments to reconcile net loss to net cash
    (used) by operating activities:
     Depreciation and amortization                                                    -                   -                48,216
     Bad debt expense                                                                 -                   -                38,500
     Extraordinary item - extinguishment of debt                                      -                   -              (167,288)
     Gain on sale of marketable securities                                            -                   -               (19,590)
     Expenses recorded as note payable to officer                                     -                   -               163,275
     Common stock issued for services rendered                                        -                   -               197,000
     Other non-cash items                                                             -                   -                (4,520)
   Changes in operating assets and liabilities:
     (Increase) decrease in accounts receivable                                       -                   -               (31,000)
     (Increase) decrease in other assets                                              -                   -               (11,778)
     Increase (decrease) in accounts payable                                       26,074              13,978              184,425
     Increase (decrease) in accrued expenses                                       43,526              42,070             617,196
                                                                        -----------------   -----------------  ------------------

       Net Cash (Used) by Operating Activities                                    (77,955)            (23,975)         (1,390,282)
                                                                        -----------------   -----------------  ------------------

CASH FLOWS FROM INVESTING ACTIVITIES

   Offering costs for Entrepreneur, Inc.                                              -                   -                (5,059)
   Purchase of furniture and fixtures                                                 -                   -                (1,893)
   Proceeds of sales of marketable securities                                         -                   -                48,180
                                                                        -----------------   -----------------  ------------------

       Net Cash Provided by Investing Activities                                      -                   -                41,228
                                                                        -----------------   -----------------  ------------------

CASH FLOWS FROM FINANCING ACTIVITIES

   Proceeds from exercise of warrants                                                 -                   -               630,915
   Cash receipts from note payable                                                    -                   -               388,051
   Cash receipts from note payable - shareholder                                   76,506              50,500             377,006
   Payments on note payable - shareholder                                             -               (25,000)           (210,491)
   Payments on note payable                                                           -                   -              (144,651)
   Proceeds from sale of common stock                                                 -                   -               301,850
   Proceeds from contributed capital                                                  -                   -                 7,500
                                                                        -----------------   -----------------  ------------------

       Net Cash Provided by Financing Activities                        $          76,506   $          25,500  $        1,350,180
                                                                        -----------------   -----------------  ------------------

                    The accompanying notes are an integral part of these consolidated financial statements.

                                                            -40-

                                            HEALTH & LEISURE, INC. AND SUBSIDIARIES
                                                  (A Development Stage Company)
                                        Consolidated Statements of Cash Flows (Continued)
                                                                                                                      From
                                                                                                                  Inception on
                                                                                                                   March 13,
                                                                                 For the Years Ended              1985 Through
                                                                                    December 31,                   December 31,
                                                                               2001                2000                2001
                                                                        -----------------   -----------------  ------------------
NET INCREASE (DECREASE) IN CASH                                         $          (1,449)  $           1,525  $            1,126

CASH, BEGINNING OF PERIOD                                                           2,575               1,050                 -
                                                                        -----------------   -----------------  ------------------

CASH, END OF PERIOD                                                     $           1,126   $           2,575  $            1,126
                                                                        =================   =================  ==================


SUPPLEMENT CASH FLOW INFORMATION

   Interest paid                                                        $             -     $             -    $           56,911
   Income tax                                                           $             -     $             -    $              -


                        The accompanying notes are an integral part of these consolidated financial statements.

                                                           -41-

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         a. Organization

         The consolidated financial statements presented are those of Health & Leisure, Inc. (Health) and its wholly-owned subsidiaries, H & L Concepts, Inc. (H & L), Amtele, Inc. (Amtele), and Venture Sum, Inc. (Venture). Collectively, they are referred to herein as the "Company".

         Health & Leisure, Inc. was incorporated on March 13, 1985, under the laws of the State of Utah as Univenture Capital Corporation (Univenture). On August 29, 1986, Univenture issued 7,700,000 shares of common stock to stockholders of Health and Leisure, Inc., a Delaware Corporation, (which subsequently changed its name to Entre Vest, Inc.) for all the outstanding stock of Health & Leisure, Inc. This transaction was treated as a recapitalization of Health & Leisure, Inc., and the financial statements of both companies were combined to reflect this transaction retroactively to March 13, 1985 (date of inception). Prior to this transaction, results of operations from January 1, 1986 through August 29, 1986 included losses of $13,000 and $77,000 for Univenture and Health & Leisure, Inc., respectively. Univernture had previously reported no income or expense for the period ended December 31, 1985. Univenture has since changed its name to Health & Leisure, Inc.

         In June 1985, the Company formed H & L Concepts, Inc., an Ohio corporation, for the purpose of engaging in any lawful act or activity for which corporations may be. H & L Concepts, Inc. is a wholly-owned subsidiary of the Company.

         In 1990, the Company formed Amtele, Inc., a wholly-owned Delaware subsidiary, for the purpose of marketing telecommunication services. Amtele, Inc. has had no operations since 1992.

         In 1990, the Company formed Venture Sum, Inc., a wholly-owned Delaware subsidiary, for the purpose of searching for and combining with an existing privately-held company in a form which would result in the combined entity being a public corporation. Venture Sum, Inc. has had no operations since 1992.

         Health & Leisure, Inc. was incorporated primarily for the purpose of marketing a disposable pad that produces heat instantaneously by exothermic reaction. The markets for this product include medical, health, sports, and leisure fields. The market for the heat pads has not developed on a scale anticipated by management and the sale of heat pads has not resulted in profitable operations. The Company is no longer actively marketing heat pads.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         a. Organization (Continued)

         From March, 1990 through December, 1991, the Company marketed a long distance telephone service of American Telephone & Telegraph, Inc. (AT&T) known as its Software Defined Network (SDN) service to primarily small and mid-sized companies located throughout the United States. On December 28, 1990, the Company began conducting its telecommunications business through a 50% interest in Telephony Worldwide Enterprise
         (TWE), a partnership. In 1991, the Company recorded a loss from TWE of $19,861. In 1992, TWE ceased all business activity. The Company divested itself of the partnership in 1991 including all interest in the partnership and all liabilities therefrom. As a result of the TWE partnership, the Company recorded consulting revenue in the amount of $12,667 and $38,000 in 1991 and 1992, respectively.

         During 1991 and 1992, the Company discontinued all business activities with respect to the heat pads and the SDN service, and since that time has been seeking a company with which to effect a business combination.

         In 1993, the Company began providing consulting services for pharmaceutical companies. The Company's president, who is a registered pharmacist, arranged for these services to help meet on-going expenses. The Company does not consider consulting to be its primary on-going business operation and stopped providing these services during 2000.

         The Company has limited operations, assets and liabilities. Accordingly, the Company is dependent upon management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporate entity during this phase.

         b. Accounting Method

         The Company's consolidated financial statements are prepared using the accrual method of accounting. The Company has elected a December 31 year-end.

         c. Cash and Cash Equivalents

         Cash equivalents include short-term, highly liquid investments with maturities of three months or less at the time of acquisition.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         d. Basic Net Loss Per Share

         The computation of basic net loss per share of common stock is based on the weighted average number of shares outstanding during the period of financial statements.

                                     For the Year Ended
                                       December 31, 2001
                   ----------------------------------------------------------
                                Loss              Shares         Per Share
                          (Numerator)       (Denominator)         Amount
                   ------------------  ------------------  ------------------
                   $         (147,555)         17,325,427  $            (0.01)
                   ==================  ==================  ==================


                                       For the Year Ended
                                       December 31, 2000
                   ----------------------------------------------------------
                                Loss             Shares         Per Share
                          (Numerator)       (Denominator)         Amount
                   ------------------  ------------------  ------------------

                   $          (80,023)         17,325,427  $            (0.00)
                   ==================  ==================  ==================

         e. Provision for Taxes

         At December 31, 2000, the Company had net operating loss carryforwards of approximately $2,400,000 that may be offset against future taxable income through 2020. No tax benefit has been reported in the consolidated financial statements as the Company believes that the carryforwards will expire unused. Accordingly, the potential tax benefits of the net operating loss carryforwards are offset by a valuation allowance of the same amount.

         The income tax benefit differs from the amount computed at federal statutory rates of approximately 38% as follows:

                                                       For the Years Ended
                                                           December 31,
                                                  ----------------------------

                                                           2001          2000
                                                  -------------  -------------

         Income tax benefit at statutory rate     $      56,071  $      30,400
         Change in valuation allowance                  (56,071)       (30,400)
                                                  -------------  -------------

                                                  $          -   $          -
                                                  =============  =============

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         e. Provision for Taxes (Continued)

         Deferred tax assets (liabilities) are comprised of the following:

                                                         For the Years Ended
                                                             December 31,
                                                   ----------------------------
                                                            2001           2000
                                                   -------------  -------------

         Income tax benefit at statutory rate      $     913,793  $     828,400
         Change in valuation allowance                  (913,793)      (828,400)
                                                   -------------  -------------

                                                   $         -    $          -
                                                   =============  =============

         Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

         f. Estimates

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         g. Revenue Recognition

         The Company has no significant source of ongoing revenues. Revenue recognition policies will be determined when principal operations commence.

         h. Principles of Consolidation

         The consolidated financial statements include the accounts of Health & Leisure, Inc. and its subsidiaries, H&L, Amtele, and Venture, all of which are wholly-owned. Significant intercompany accounts have been eliminated.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000


         j. Additional Accounting Policies

         The Company has adopted the provisions of FASB Statement No. 138 -- Accounting for Certain Derivative Instruments and Hedging Activities (an amendment of FASB Statement No. 133). Because the Company had adopted the provisions of FASB Statement No. 133, prior to June 15, 2000, this statement is effective for all fiscal quarters beginning after June 15, 2000. The adoption of this principle had no material effect on the Company's financial statements.

         The Company has adopted the provisions of FASB Statement No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities (a replacement of FASB Statement No. 125.)" This statement provides accounting and reporting standard for transfers and servicing of financial assets and extinguishments of liabilities. Those standards are based on consistent application of a financial-components approach that focuses on control. Under that approach, the transfer of financial assets, the Company recognized the financial and servicing assets it controls and the liabilities it has incurred, derecognizes financial assets when control has been surrendered, and derecognizes liabilities when extinguished. This statement provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. This statement is effective for transfers and servicing of financial assets and extinguishments of liabilities occurring after March 31, 2001. This statement is effective for recognition and reclassification of collateral and for disclosures relating to securitization transactions and collateral for fiscal years ending after December 15, 2000. The adoption of this principle had no material effect on the Company's financial statements.

         The Company has adopted the provisions of FIN 44 "Accounting for Certain Transactions Involving Stock Compensation (an interpretation of APB Opinion No. 25). This interpretation is effective July 1, 2000. FIN 44 clarifies the application of Opinion No. 25 for only certain issues. It does not address any issues related to the application of the fair value method in Statement No. 123. Among other issues, FIN 44 clarifies the definition of employee for purposes of applying Opinion 25, the criteria for determining whether a plan qualifies as a noncompensatory plan, the accounting consequence of various modifications to the terms of a previously fixed stock option or award, and accounting for an exchange of stock compensation awards in a business combination. The adoption of this principle had no material effect on the Company's financial statements.

         k. Pronouncements Issued Not Yet Adopted

         In July, 2001, the Financial Accounting Standards Board issued two statements - Statement 141, Business Combinations, and Statement 142, Goodwill and Other Intangible Assets, which will potentially impact the Company's accounting for its reported goodwill and other intangible assets.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000


NOTE 1 - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
         (Continued)

         k.  Pronouncements Issued Not Yet Adopted (Continued)

         Statement 141:

         o Eliminates the pooling method for accounting for business combinations.

         o Requires that intangible assets that meet certain criteria be reported separately from goodwill.

         o Requires negative goodwill arising from a business combination to be recorded as an extraordinary gain.

         Statement 142:

         o Eliminates the amortization of goodwill and other intangibles that are determined to have an indefinite life.

         o Requires, at a minimum, annual impairment tests for goodwill and other intangible assets that are determined to have an indefinite life.

         Upon adoption of these Statements, the Company is required to:

         o Re-evaluate goodwill and other intangible assets that arose from business combinations entered into before July 1, 2001. If the recorded other intangible assets do not meet the criteria for recognition, they should be reclassified to goodwill. Similarly, if there are other intangible assets that meet the criteria for recognition but were not separately recorded from goodwill, they should be reclassified from goodwill.

         o Reassess the useful lives of intangible assets and adjust the remaining amortization periods accordingly.

         o        Write-off any remaining negative goodwill.

         The Company has not yet completed its full assessment of the effects of these new pronouncements on its financial statements and so is uncertain as to the impact. The standards generally are required to be implemented by the Company in its 2002 financial statements.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000


NOTE 2 - NOTES PAYABLE - RELATED PARTY

         In order to meet its cash flow needs, the Company has repeatedly borrowed from one of its principal directors. The aggregate principal amount due on the notes at December 31, 2001 was $369,277. Interest accrues on the notes at a rate of 6% per annum. Unpaid interest at December 31, 2001 totaled $136,571. Because the notes will become immediately due and payable if a change in control occurs, and since the Company is pursuing transactions in which it will combine with another entity, likely resulting in a change of control, the entire aggregate balance including unpaid interest has been classified as a current liability at December 31, 2001.

NOTE 3 - ACCRUED WAGES

         During the year ended December 31, 2001, the Company accrued an additional $24,000 in wages payable to its president. As of December 31, 2001, the Company has recorded total accrued wages payable to its president of $414,000.

NOTE 4 - GOING CONCERN

         The Company's consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, as of December 31, 2001, the Company does not have significant cash or other material assets, nor does it have an established source of revenues sufficient to cover its operating costs and to allow it to continue as a going concern. It is the intent of the Company to seek after a merger with an existing operating company. Until this occurs, the Company's principal shareholder intends to provide the Company with sufficient working capital, such that the integrity of the corporate entity is preserved. However, there is no guarantee that the Company will be able to consummate a merger, or that its principal shareholder will continue to provide capital sufficient to cover the operating expenses of the Company.

NOTE 5 - PREFERRED AND COMMON STOCK

         During 1986, a total of 2,000,000 Series A and Series B warrants were issued in registered form. They were tradeable separately in the over-the-counter market. Each warrant evidenced the right to purchase one share of common stock.

         During 1987 and 1986, 625,427 Series A warrants were exercised at $1.00 per share. No warrants were exercised during 1988, and all remaining warrants expired in 1988.

         The Company issued 200,000 shares of common stock as a finder's fee during 1987. The finder's fee was valued at $2,000 based upon the par value of the stock.

         On May 2, 1988, the Company effected a one-for-ten reverse stock split. The common stock outstanding at that date was reduced from 99,754,275 to 9,975,427 and the authorized common stock changed from 200,000,000 shares, $0.001 par value to 20,000,000 shares, $0.01 par value.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000

NOTE 5 - REFERRED AND COMMON STOCK (Continued)

         The Company authorized 10,000,000 shares of preferred stock, $0.01 par value, pursuant to an amendment to the Company's certificate of incorporation filed May 2, 1988. The amended certificate permits the Board of Directors to issue one or more series of the preferred stock on terms and conditions approved by the Board of Directors without further action by the stockholders. No shares of preferred stock were issued as of December 31, 2001.

         In 1989, the Company entered into an agreement with its president to discharge indebtedness aggregating $120,000 in exchange for 2,000,000 shares of the Company's common stock. This transaction was recorded as a capital contribution by the Company which increased common stock and additional paid-in capital by $120,000 in 1989.

         In 1989, the Company sold 1,000,000 shares of common stock for $60,000 to a director of the Company and signed subscription agreements to issue 500,000 shares of common stock for $50,000, which was received in January, 1990. During 1989, the president individually entered into agreements with two creditors whereby he transferred certain personal assets in full settlement of the amounts due the creditors in the aggregate of $91,415. These settlement agreements have been treated as a capital contribution by the Company. During 1989, the president contributed $15,000 of marketable securities to the Company.

         On May 25, 1990, the Company issued 1,000,000 shares of common stock to a vice president of the Company as a signing bonus in consideration for his acceptance of the position. The shares were recorded at $0.10 per share based on the fair market value of the shares, established by previous sales to unrelated parties.

         During 1990, the Company issued 2,000,000 shares of common stock to consultants of the Company (recorded as compensation at the contractually stated fair value of the services performed) and 850,000 shares pursuant to stock subscription agreements. As of December 31, 1990, the Company had 17,325,427 shares of common stock issued and outstanding. The Company has had no new issuances of its common stock since this date, and at December 31, 2001, the number of shares issued and outstanding remained at 17,325,427.

NOTE 6 - OTHER INCOME

         On October 6, 2000, the Company executed an Agreement and Plan of Merger pertaining to a contemplated merger transaction with Big Pros, Inc. ("Big Pros"), a Florida corporation. Under the terms of this agreement as subsequently amended, Big Pros was to deposit the sum of $100,000 into the Company's bank account as a good faith deposit on the contemplated merger of the two companies. This deposit was to be used to pay down the Company's note payable to one of its directors. Upon receipt of the funds, however, the Company elected to use the proceeds for the payment of various general and administrative expenses. The amount was recorded as other income for the year ended December 31, 2000 since the merger was no longer anticipated to occur.

                     HEALTH & LEISURE, INC. AND SUBSIDIARIES
                          (A Development Stage Company)
                 Notes to the Consolidated Financial Statements
                           December 31, 2001 and 2000


NOTE 6 - OTHER INCOME (Continued)

         The terms of the merger agreement granted the Company the option to terminate the contract upon certain non-performances by Big Pros. On November 30, 2000, the Company elected to terminate the merger, due in part to the non-receipt of $2,500,000, which amount Big Pros was contractually bound to deliver to the Company on or before November 28, 2000. As of December 31, 2001, the Company had ceased any and all merger negotiations with Big Pros.